UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/12/2014

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13879

Delaware	98-0181725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8310 South Valley Highway, Suite 350, Englewood, CO 80112

(Address of principal executive offices, including zip code)

303-792-5554

(Registrant’s telephone number, including area code)

8375 South Willow Street

Littleton

CO 80124

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Innospec Inc. announced through a press release dated May 12, 2014 that its board of directors has authorized the company to repurchase up to an aggregate of $20 million of its shares of common stock. As disclosed in the release, the repurchases are intended, among other things, to reduce effects of dilution on the company’s shares from exercises of options and other equity based awards. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

EX-99.1	Press release dated May 12, 2014, announcing authorization of up to $20 million for repurchases of shares of common stock of Innospec Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: May 12, 2014	By:	/s/ David E. Williams
David E. Williams
VP, General Counsel, CCO and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

EX-99.1	Press release dated May 12, 2014, announcing authorization of up to $20 million for repurchases of shares of common stock of Innospec Inc.